As filed with the Securities and Exchange Commission on March 3, 1997

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549




                            FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
            PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934






                   ProMedCo Management Company
     (Exact name of registrant as specified in its charter)


                             Delaware
                      (State of incorporation
                         or organization)



                            75-2529809
                         (I.R.S. Employer
                        Identification No.)

                  801 Cherry Street, Suite 1450
                    Fort Worth, Texas  76102
                         (817) 335-5035
      (Address of registrant's principal executive offices)






Securities to be registered pursuant to Section 12(b) of the Act:  None


Securities to be registered pursuant to Section 12(g) of the Act:

         Common Stock, par value $0.01 per share

Item 1.  Description of Registrant's Securities to be Registered

         Incorporated by reference to the information contained under "Description of Capital Stock" in the registrant's Registration Statement on Form S-1 (Commission File No. 333-10557), as amended.


Item 2.  Exhibits

         3.1 Form of Restated Certificate of Incorporation of the registrant*

         3.2      Bylaws of the registrant*

         4.       Form of Rights Agreement*

         4.1      Specimen Common Stock Certificate

         * These exhibits are incorporated by reference to the exhibits of the same number filed with the registrant's Registration Statement on Form S-1 (Commission File No. 333-10557), as amended.


                                       SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                               ProMedCo Management Company



Date: March 3, 1997         By:
                                               H. Wayne Posey
                                     President and Chief Executive Officer


                                                     - 2 -